Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-4 of our report dated March 1, 2022 relating to the financial statements of Terminix Global Holdings, Inc., appearing in the Annual Report on Form 10-K of Terminix Global Holdings, Inc. for the year ended December 31, 2021. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP

Memphis, Tennessee

June 7, 2022